Exhibit 10.5

PATENT SECURITY AGREEMENT

THIS PATENT SECURITY AGREEMENT (the “Agreement”) made as of this 14th day of October, 2024, by Incannex Healthcare Pty Ltd, an Australian proprietary limited company (previously Incannex Healthcare Limited) (“Grantor”), in favor of each grantee identified on the signature page hereto (herein, “Grantees”):

W I T N E S S E T H

WHEREAS, Grantor’s direct parent and Grantees are parties to that certain Securities Purchase Agreement dated as of September 6, 2024 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), providing for extensions of credit to be made to Grantor by Grantees; and

WHEREAS, pursuant to the terms of that certain Security Agreement, dated as of October 14, 2024, by and between Grantor, certain affiliated parties, (as such term is defined in the Purchase Agreement) and Grantees (“Security Agreement”), Grantor has granted to Grantees a security interest in substantially all of the assets of Grantor including all right, title and interest of Grantor in, to and under all now owned and hereafter acquired the patents listed on Schedule 1 annexed hereto (the “Patents”) and all products and proceeds thereof, to secure payment and performance of the Obligations;

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Grantor agrees as follows:

1. Incorporation of Securities Purchase Agreement and Security Agreement. The Securities Purchase Agreement and Security Agreement and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference thereto. All terms capitalized but not otherwise defined herein shall have the same meanings herein as in the Security Agreement.

2. Grant and Reaffirmation of Grant of Security Interests. To secure payment and performance of the Obligations, Grantor hereby grants to Grantees, and hereby reaffirms its prior grant pursuant to the Security Agreement of, a continuing security interest in Grantor’s entire right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the “Patent Collateral”), whether now owned or existing and hereafter created, acquired or arising:

(i) each Patent and application for Patent owned by Grantor listed on Schedule 1 annexed hereto, together with any reissues, continuations or extensions thereof; and

(ii) all products and proceeds of the foregoing, including any claim by Grantor against third parties for past, present or future infringement of any Patent owned by Grantor.

3. Termination. At such time as the Obligations have been paid in full in cash, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Patent Collateral shall revert to Grantor. Upon any such termination the Grantees shall, at Grantor’s expense, promptly execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

[signature page follows]

IN WITNESS WHEREOF, Grantor has duly executed this Agreement as of the date first above written.

INCANNEX HEALTHCARE PTY LTD

By:	/s/ Joel Latham
Name:	Joel Latham
Title:	Director

Agreed and Accepted

As of the Date First Above Written:

ARENA SPECIAL OPPORTUNITIES (OFFSHORE) MASTER II LP

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

[Patent Security Agreement]

SCHEDULE 1

Patents and patent applications

Schedule 1